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                                                                     Exhibit 8.1


                                  July 23, 1999




VersaTel Telecom International N.V.
Paalbergweg 36
1105 BV Amsterdam - Zuidoost
The Netherlands

Ladies and Gentlemen:


                  We have acted as special United States tax counsel to VersaTel Telecom International N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act"), of a registration statement dated July 23, 1999 on Form F-1 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"), relating to the registration and the sale of 21,250,000 ordinary shares of the Company, par value NLG 0.05 per share (the "Shares"), in the form of shares of American Depositary Shares (the "ADSs"), as set forth in the prospectus dated July 23, 1999 contained in the Registration Statement (the "Prospectus").


                  In our capacity as such counsel, we hereby confirm as of the date hereof that, although the discussion set forth under the caption "Tax Considerations -- U.S. Federal Income Tax Considerations" in the Prospectus does not address all of the possible United States federal income tax considerations that may be relevant to a potential purchaser of Shares or ADSs, such discussion, insofar as it relates to statements of law or legal conclusions under the laws of the United States, fairly presents the information called for and, subject to the limitations and qualifications stated therein, represents our opinion as to the material United States federal income tax consequences to a "U.S. Holder" (as defined in the Prospectus) of the receipt of distributions on, and the disposition of, Shares or ADSs.

                  In rendering our opinion, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the draft deposit agreement between the Bank of New York and the Company, and (iv) such other documents and material as we have considered necessary or appropriate for purposes of this opinion (together, the "Documents"). This opinion is premised, among other things, on the initial and continuing accuracy of the facts, representations, covenants and other
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information set forth in the Documents and assumes that the transactions contemplated by the Documents will be consummated in accordance with the terms thereof. We have also assumed that any Documents that were reviewed in draft form will be duly executed or finalized substantially in the form that we have reviewed and that, where applicable, they will be valid and binding as of the date hereof in accordance with their terms.

                  This opinion is based on presently applicable United States federal income tax law and no assurance can be given that future legislative, judicial or administrative developments will not adversely affect the conclusions expressed herein. Moreover, in rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of United States federal income tax law and this opinion may not be relied upon to the extent that there is any new development in such law as it relates to the conclusions expressed herein.

                  We have not considered and do not express any opinion other than as expressly set forth above with respect to United States federal income tax. Nor have we addressed the tax consequences, if any, under the laws of any state, locality or foreign jurisdiction.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the first paragraph under the caption "Tax Considerations -- U.S. Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.


                                         Very truly yours,


                                         Shearman & Sterling






DRM/KY